SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:    November 5, 1997


                  TELECONFERENCING SYSTEMS INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Colorado                       0-13313                        36-3296861
---------------                  -----------                 -------------------
(State or other                  (Commission                    (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



c/o 10200 W. 44th Ave., #400, Wheat Ridge, CO              80033
---------------------------------------------             --------
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code 303-422-8127
                                                   ------------

P.O. Box 4197, Englewood, CO  80155-4197
-------------------------------------------------------------
(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant
----------------------------------------

     By a contract dated August 28, 2997 between Treleven Limited ("TL") and Exchange Place Partners, LLC ("EPP"), TL agreed to acquire 30,636,000 common shares of TSI.


Item 2. Acquisition or Disposition of Assets
--------------------------------------------

     On October 28, 1997, TSI acquired GS Telecom Limited ("GST") for the consideration of a loan note for $150,000 which is convertible into shares of common stock at one (1) cent per share at any time during the six months following the completion of the reverse split referred to below.

Item 3. Bankruptcy or Receivership
----------------------------------

     None.

Item 4. Changes in Accountants
------------------------------

     None.


Item 5. Other Events
--------------------

     The Directors of TSI have proposed to reduce the issued shares of TSI following the acquisition of GST to 278,220 shares by means of 150 to 1 reverse split and will be filing an Information Statement shortly.

     Treleven Limited, the new controlling shareholder, has agreed to vote in favor of the reverse split.

     The Company plans to raise $1.8 million net of expenses by a Private Placement of an 8% convertible Note.


Item 6. Resignation of Directors
--------------------------------

     Upon consummation of the GST transaction and the effectiveness of the required 14f Notice to Shareholders, Director Keith Shwayder will resign and the appointment of Messrs. David Innes and Marshall Kaye as directors will become effective.


Item 7. Financial Statements Pro Forma Financial & Exhibits
-----------------------------------------------------------

     7.1 GST Contract

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 5, 1997              TELECONFERENCING SYSTEMS INTERNATIONAL, INC.


                                    By:/s/ Robert Kropf
                                       -----------------------------------------
                                       Robert Kropf, President